Exhibit 5.2

[Letterhead of Homburger]

Homburger Rechtsanwälte

Weinbergstrasse 56 | 58

CH-8006 Zürich

Postfach 338 | CH-8035 Zürich

Telefon +41 43 222 10 00

Fax +41 43 222 15 00

lawyers@homburger.ch

Credit Suisse Group

Paradeplatz 8
P.O. Box 1
8070 Zurich
Switzerland

March 31, 2006  SCN | KOI

309758 | SCN | 000001.doc

Credit Suisse Group | Registration Statement on Form F-3

Ladies and Gentlemen

We have acted as special Swiss counsel to Credit Suisse Group (the Company) in connection with the registration statement on Form F-3 (the Registration Statement) to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the Securities and Exchange Commission on or about April 3, 2006 for the purpose of the registering of:

•                               the Company’s debt securities, in one or more series, which are either unsubordinated or subordinated obligations of the Company (the Debt Securities) and which may be convertible into or exchangeable for the Company’s shares (the Shares), the securities of any entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

•                               the Company’s warrants or the Company’s warrants in the form of subscription rights to purchase equity securities or debt securities of the Company, securities of any third-party issuer, a basket of such securities, an index or indices of such securities or any combination of the foregoing (the Warrants), in one or more series;

•                               the Guaranteed Debt Securities (as defined herein), the Trust Preferred Securities (as defined herein) and the Company Preferred Securities (as defined herein), in one or more series (all of the afore mentioned securities collectively, the Securities);

•                               the Company’s guarantees, which are either unsubordinated or subordinated obligations (the Finance Subsidiary Guarantees), in relation to debt securities, including unsubordinated and subordinated debt securities and debt securities convertible or exchangeable into the Shares, securities of any third-party issuer, a basket of such securities, an index or indices of such securities or any combination of the foregoing, issued by Credit Suisse Group Finance (Delaware) LLC I, Credit Suisse Group Finance (Guernsey) Limited and Credit Suisse Group Finance (Luxembourg) S.A. (the Guaranteed Debt Securities); as well as

•                               the Company’s guarantee, which is a subordinated obligation (the Subordinated Guarantee and collectively with the Finance Subsidiary Guarantees, the Guarantees or Guarantee Agreements), in relation to the trust preferred securities representing beneficial interests in the relevant trust, issued by Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III (the Trust Preferred Securities), and the company preferred securities, issued by Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III, Credit Suisse Group Capital (Guernsey) VIII Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited (the Company Preferred Securities);

each of the Securities and the Guarantees as described in the Registration Statement.

As such counsel, we have been requested to render an opinion in connection with certain issues of Swiss law.

I.                                        Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document other than listed below or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(a)                       a certified excerpt from the commercial register of the Canton of Zurich, Switzerland, relating to the Company dated February 28, 2006 (the Excerpt);

(b)                      a certified copy of the articles of association of the Company in their version of February 9, 2006 (the Articles of Association);

(c)                       a copy of the resolution of the Board of Directors of the Company dated March 23, 2006 (the Board Resolution), such copy also containing the authorizations given by two Authorized Officers (the Authorization) as referred to in the Board Resolution;

(d)                      the power of attorney (undated) (the Power of Attorney); and

(e)                       copies of the Registration Statement and of certain Exhibits filed with the Registration Statement.

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Registration Statement under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.                                    Assumptions

In rendering the opinion below, we have assumed the following:

(a)                       all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(b)                      all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(c)                       all factual information contained in, or material statements given in connection with, the Documents is true and accurate;

(d)                      the Registration Statement will be executed and filed in the form of the draft reviewed by us and the agreements and indentures filed as Exhibits to the Registration Statement that have been reviewed by us will, when duly executed by all parties thereto in substantially the form filed as an Exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York by which they are expressed to be governed;

(e)                       none of the documents furnished to us has been amended, supplemented or terminated;

(f)                         the Board Resolution has been duly resolved in meetings duly convened and otherwise in the manner set forth therein, and neither the Board Resolution nor the Authorization have been rescinded or amended but are in full force and effect;

(g)                      the Excerpt and the Articles of Association are correct, complete and up-to-date; and

(h)                      all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto.

III.                                Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

1.                            The Company is a corporation duly incorporated and validly existing under the laws of Switzerland.

2.                            The Company has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.                            When the Registration Statement has become effective under the Securities Act, the indentures relating to the Debt Securities have been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the respective indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the respective indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

4.                            When the Registration Statement has become effective under the Securities Act, the warrant agreements described in the Registration Agreement under which Warrants are to be issued have been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the respective warrant agreement relating to each series of the Warrants so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the respective warrant agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

5.         The Shares, when issued and paid for pursuant to the terms of any Debt Securities, Guaranteed Debt Securities, Trust Preferred Securities or Company Preferred Securities convertible or exchangeable into Shares or the terms of any Warrants entitling the holders thereof to purchase Shares, and pursuant to the Articles of Association and Swiss corporate law, will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

6.         When the Registration Statement has become effective under the Securities Act, the indentures relating to the Guaranteed Debt Securities have been duly authorized, executed and delivered, the terms of the Finance Subsidiary Guarantees and the issuance of the Guaranteed Debt Securities have been duly established in conformity with the respective indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Finance Subsidiary Guarantees have been duly executed in accordance with the respective indenture and the Guaranteed Debt Securities have been issued as contemplated in the Registration Statement, the Finance Subsidiary Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

7.         When the Registration Statement has become effective under the Securities Act, the guarantee agreement has been duly authorized,

executed and delivered, the terms of the Subordinated Guarantee and the issuance of the Trust Preferred Securities and the Company Preferred Securities have been duly established in conformity with the guarantee agreement so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Trust Preferred Securities and the Company Preferred Securities have been issued as contemplated in the Registration Statement, the Subordinated Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

IV.          Qualifications

The above opinion is subject to the following qualifications:

(a)        We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In particular, and without limitation to the foregoing, we do not express any opinion on the admissibility or validity of, or the procedures relating to, the registration of the Securities and the Guarantees with the Securities and Exchange Commission.

(b)       This opinion is confined to Securities and Guarantees issued or to be issued by the Company under the Registration Statement. We do not render any opinion on or express any views relating to any Securities issued by any other Registrant under the Registration Statement.

(c)        It should further be noted that any certificate, determination, opinion or the like might be held by a Swiss court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

(d)       The Registration Statement, the Guarantee Agreements and some other Exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may - if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholdings tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(e)        Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforceability of the indentures, warrant agreements, guarantee agreement, Shares, Debt Securities, Warrants and Guarantees may be limited by the applicable bankruptcy, insolvency, reorganisation or similar laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Art. 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)         the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)        the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(f)        Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off,

counterclaim, misrepresentation, material error, frustration, overreacting, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Company if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(g)       The enforceability in Switzerland of a foreign judgment rendered against the Company is subject to the limitations set forth in (x) the Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters of September 16, 1988 (the Lugano Convention), (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)         (in case of (y) and (z) and, in certain exceptional cases, (x)) the foreign court had jurisdiction;

(ii)        the judgment of such foreign court has become final and non-appealable, or, in the case of (x), has become enforceable at an earlier stage;

(iii)       the court procedures leading to the judgment followed the principles of due process of law, including proper service of process; and

(iv)       the judgment of the foreign court on its merits does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if the Company can demonstrate that it was not effectively served with process.

(h)       Enforcement claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and the foreign currency amount must accordingly be converted into Swiss francs at the rate obtained, with respect to the enforcing creditor, on (i) the date of instituting the enforcement proceedings or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren) and, with respect to non-enforcing creditors, at the rate obtained at the time of the adjudication of bankruptcy (Konkurseröffnung).

(i)         It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any part thereof predicated solely upon the federal securities laws of the United States.

(j)         We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

*  *  *

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Very sincerely yours

HOMBURGER

/s/ RENÉ BÖSCH

René Bösch